OPTION PURCHASE AGREEMENT

This Option Purchase Agreement (this “Agreement”) is made and entered into as of April 9, 2010 by and between Kensington Leasing, Ltd., a Nevada corporation (the “Company”), and Merrimen Investments, Inc. (“Buyer”), with reference to the following facts:

A.  The Company seeks to raise capital for working capital for its business and any business that it acquires.

B.  On the terms and subject to the conditions of this Agreement, Buyer is willing to purchase from the Company, for the sum of $200,000, an Option to Purchase up to 24,000,000 shares of the Company’s Common Stock, par value $0.001 per share, at the exercise price of $0.08 per share, for a period of one year.

1.

Purchase and Sale of Option.  On the terms and subject to the conditions set forth in this Agreement, the Company hereby issues and sells the Option to Buyer, and Buyer hereby purchases the Option.  The purchase price for the Option is $200,000 and has been paid by wire transfer or check.

2.

Definitions

For purposes of this Agreement, the following terms shall have the meanings set forth below:

2.1

“Action” shall mean any lawsuit, litigation, action, demand, mediation, arbitration, investigation, suit, proceeding, arbitration or claim before any court, governmental authority or quasi-judicial body (such as an arbitrator or alternative dispute resolution body or agency), whether formal or informal, civil, criminal, administrative or investigative.

2.2

“Affiliate” shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or voting equity interests.  Without limiting the generality of the foregoing, a Person shall be deemed an Affiliate of another Person if any securities owned by such Person would also be deemed to be beneficially owned by such other Person.

2.3

“Blackout Event” means any of the following: (a) the possession by the Company of material information that is not ripe for disclosure in a registration statement or prospectus, as determined reasonably and in good faith by the Chief Executive Officer or the Board of Directors of the Company or that disclosure of such information in the Registration Statement or the prospectus constituting a part thereof would be materially detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the reasonable and good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be materially adversely affected by disclosure in a registration statement or prospectus at such time.

2.4

“Business Condition” of any Person shall mean the condition (financial or other), earnings, results of operations, business, properties or prospects of such Person.

2.5

“Common Stock” shall mean the Common Stock, par value $.001 per share, of the Company.

2.6

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.7

“Lien” shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other).

2.8

“Option” shall mean the option purchased by Buyer from the Company pursuant to Section 1 of this Agreement.

2.9

“Permitted Liens” shall mean (a) Liens for current Taxes not yet delinquent; (b) purchase money security interests in inventory and supplies purchased in the ordinary course of business representing securing obligations that are not delinquent; (c) restrictions imposed by Law and easements and restrictions which are neither individually nor in the aggregate material to Optionee; and (d) Liens, the validity of which is being contested by Optionee in good faith by diligent prosecution of appropriate proceedings, provided that title insurance or other indemnity arrangements satisfactory to the Lender have stayed the effect of such Liens.

2.10

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association or other entity.

2.11

“Registrable Shares” shall mean the Shares, and any shares of capital stock issued in respect of the Shares as a result of a stock split or dividend or in any reclassification or reorganization, provided, however, that Registrable Shares shall not be Registrable Shares at such time that they can be sold pursuant to Rule 144 of the SEC.

2.12

“Registration” shall mean a registration of the Registrable Shares under the Securities Act pursuant to Section 6.1 or 6.2 of this Agreement.

2.13

“Registration Period” with respect to any Registration Statement the period commencing the effective date of the Registration Statement and ending upon withdrawal or termination of the Registration Statement.

2.14

“Registration Statement” shall mean the registration statement, as amended from time to time, filed with the SEC in connection with a Registration.

2.15

“SEC” shall mean the Securities and Exchange Commission.

2.16

“Securities Act” shall mean the Securities Act of 1933, as amended.

2.17

“Securities” shall mean the Shares and the Option.

2.18

“Shares” shall mean the shares of Common Stock issuable upon exercise of the Option.

2.19

“Transfer” shall mean sell, assign, transfer, pledge, grant a security interest in, or otherwise dispose of, with or without consideration.

3.

Representations and Warranties of the Company

The Company represents and warrants to Buyer that:

3.1

The Company was duly incorporated in the State of Nevada and has the corporate power and authority to enter into and perform the obligations imposed by this Agreement.  The execution and performance of this Agreement has been duly authorized by all necessary corporate proceedings.

3.2

The execution and delivery of this Agreement will not conflict with, result in a breach of any provision of, or constitute a default (or an event which would constitute a default upon the giving of any required notice or upon a lapse of time) under the Company’s Certificate of Incorporation, By-laws, or the provisions of any agreement, contract or administrative order, consent decree or other instrument to which the Company is a party.

3.3

This Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and upon issuance, the Option will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, or the availability of equitable remedies.

3.4

Any Shares issued upon exercise of the Option will be duly authorized and are validly issued, fully paid, and non-assessable.

3.5

There is no pending or, to the knowledge of the Company, threatened Action to which the Company Party is a party or otherwise involving the Company, and the Company is not subject to any judgment, order, writ, injunction, decree or regulatory directive or agreement.

4.

Representations, Warranties and Agreements of Buyer

Buyer represents and warrants to, and agrees with, the Company as follows:

4.1

Buyer is acquiring the Option, and will acquire the Shares, for Buyer’s own account, for investment purposes only and not with a view to distribute the Securities in violation of the Securities Act.

4.2

Buyer is an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; if Buyer was formed for the purpose of making this investment, each equity owner of Buyer is an “accredited investor”;

4.3

Buyer is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities.

4.4

Buyer understands that the issuance and sale of the Option to Buyer has not been registered under the Securities Act or under any state securities laws.  Buyer is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on Transfer of the Securities may result in Buyer being required to hold the Securities for an indefinite period of time.

4.5

Buyer understands that an investment in the Securities involves a high degree of risk, and Buyer has the financial ability to bear the economic risk of this investment in the Securities, including a complete loss of such investment.

4.6

Buyer understands that the certificate(s) evidencing the Securities will contain the following legend (or a substantively similar legend):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED OTHER THAN PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

5.

Registration Rights.

5.1

Demand Registration.  Within 60 days of written request from Buyer at any time, the Company shall prepare and file with the SEC a Registration Statement for the purpose of registering the sale by Buyer of the Registrable Shares under the Securities Act, and shall use its commercially reasonable efforts to cause the Registration Statement to become effective within 90 days of the date of filing.  Buyer may not submit any demand requests to the Company once the two Registration Statements filed pursuant to demand requests by the Company have become effective.  Once a Registration Statement has become effective, the Company shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective until the earliest of: (a) the date upon which all the Registrable Shares have been disposed of pursuant to the Registration Statement, and (b) the date upon which all of the Registrable Shares then held by Buyer may be sold under the provisions of Rule 144.  Notwithstanding the foregoing, the Company may defer filing the Registration Statement for up to 60 additional days if a Blackout Event exists at the time of the demand request or prior to the filing of the Registration Statement.

5.2

Piggyback Registration.  Unless the Registrable Shares are then included in a Registration Statement, if the Company shall determine to register any Common Stock under the Securities Act for sale in connection with a public offering of Common Stock for cash (other than pursuant to an employee benefit plan or a merger, acquisition or similar transaction), the Company will give written notice to Buyer and will include in such Registration Statement any of the Registrable Shares which Buyer may by written notice request be included within 10 days after the notice given by the Company to Buyer; provided, however, that if the public offering is to be firmly underwritten, and the representative of the underwriters of the offering refuses in writing to include in the offering all of the shares of Common Stock requested by the Company and others, the shares to be included shall be allocated first to the Company and any securityholder who initiated such Registration and then among the others based on the respective number of shares of Common Stock held by such persons.  If the Company decides not to, and does not, file a Registration Statement with respect to such Registration, or after filing determines to withdraw the same before the effective date thereof, the Company will promptly so inform Buyer, and the Company will not be obligated to complete the registration of the Registrable Shares included therein.

5.3

Certain Covenants.  In connection with any Registration:

5.3.1

The Company shall take all lawful action such that the Registration Statement, any amendment thereto and the prospectus forming a part thereof does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.  Upon becoming aware of the occurrence of any event or the discovery of any facts during the Registration Period that make any statement of a material fact made in the Registration Statement or the related prospectus untrue in any material respect or which material fact is omitted from the Registration Statement or related prospectus that requires the making of any changes in the Registration Statement or related prospectus so that it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (taking into account any prior amendments or supplements), subject to Section 6.4, the Company shall file with the SEC a supplement or post-effective amendment to the Registration Statement or the related prospectus or file any other required document so that, as thereafter delivered to a purchaser of the Registrable Shares from Buyer, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.3.2

The Company shall promptly notify Buyer upon the occurrence of any of the following events in respect of the Registration Statement or the prospectus forming a part thereof: (a) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (b) the receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

5.3.3

The Company shall furnish to Buyer with respect to the Registrable Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as Buyer may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by Buyer pursuant to the Registration Statement.

5.3.4

The Company shall bear and pay all expenses incurred by it in connection with the registration of the Registrable Shares pursuant to the Registration Statement, including without limitation filing and registration fees, legal and accounting fees, and printing costs.  Buyer shall be responsible for all underwriting discounts and brokerage commissions in connection with the sale of Registrable Shares pursuant to the Registration Statement.

5.3.5

As a condition to including Registrable Shares in a Registration Statement, Buyer must provide to the Company such information regarding itself, the Registrable Shares held by it and the intended method of distribution of such Registrable Shares as shall be required to effect the registration of the Registrable Shares and, if the offering is being underwritten, Buyer must provide such powers of attorney, indemnities and other documents as may be reasonably requested by the managing underwriter.

5.3.6

Following the effectiveness of the Registration Statement, upon receipt from the Company of a notice that the Registration Statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, Buyer will immediately discontinue disposition of Registrable Shares pursuant to the Registration Statement until the Company notifies Buyer that it may resume sales of Registrable Shares and, if necessary, provides to Buyer copies of the supplemental or amended prospectus.

5.4

Blackout Event.  The Company shall not be obligated to file a post-effective amendment or supplement to the Registration Statement or the prospectus constituting a part thereof during the continuance of a Blackout Event; provided, however, that no Blackout Event may be deemed to exist for more than 90 days.

5.5

Company Indemnification.  The Company agrees to indemnify and hold harmless Buyer, and its officers, directors and agents, and each person, if any, who controls Buyer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by (a) any violation or alleged violation by the Company of the Securities Act, Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, Exchange Act or any state securities laws, (b) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or (c) caused by any omission or alleged omission in the Registration Statement to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by Buyer or on Buyer’s behalf expressly for use therein; provided, however, that the Company shall have no indemnification obligation in connection with any sale by Buyer of Registrable Shares pursuant to the Registration Statement in breach of Section 6.3.6 or if Buyer fails to deliver the then current prospectus in connection with such sale or delivers a prospectus that had been amended, supplemented or superseded.

5.6

Buyer Indemnification.  Buyer agrees to indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to Buyer, but only with respect to information furnished in writing by Buyer or on Buyer’s behalf expressly for use in any Registration Statement relating to the Registrable Shares, or any amendment or supplement thereto, or any preliminary prospectus.

5.7

Indemnification Procedures.  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 6, such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent (and only to the extent that) that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties (including in the case of Buyer, all of its officers, directors and controlling persons) and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, the Indemnified Parties shall designate such firm in writing to the Indemnifying Party.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

5.8

Contribution.  To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which, he, she or it would otherwise be liable under this Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where a party would not have been liable for indemnification under this Section 6 and (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning used in the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

6.

Miscellaneous

6.1

Notices.  All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission, email transmission of a pdf format data file or by United States first class, registered or certified mail, addressed to the following addresses:

If to the Company:

Kensington Leasing, Ltd.

565 Walnut Avenue

Redlands, CA 92373

Attention: Angelique de Maison

Fax: (909) 798-0886

If to Buyer:

Merrimen Investments, Inc.

6399 Wilshire Blvd. Suite 507

Los Angeles, CA  90048

Fax: (310) 861-0620

Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails (or on the seventh day if sent to or from an address outside the United States).  Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

6.2

Entire Agreement.  This Agreement and the Option contain the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein.

6.3

Successors.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, heirs and personal representatives.

6.4

Waiver and Amendment.  No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision.  This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

6.5

Governing Law.  This Agreement shall be construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof.

6.6

Captions.  The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

6.7

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

6.8

Legal Fees.  The Company shall reimburse Buyer for its reasonable legal fees in connection with the drafting, negotiation, execution, delivery and closing of the purchase and sale of the Securities under this Agreement.

IN WITNESS WHEREOF, the Company and Buyer have duly executed this Securities Purchase Agreement as of the day and year first above written.

The Company KENSINGTON LEASING, LTD. By: Michael T. Ryan, CFO	Buyer MERRIMEN INVESTMENTS, INC. By: ______ Zirk Engelbrecht, Vice President